Exhibit 99.1

OptimizeRx Expands Exclusive Partnership with Allscripts for Prescription Cost
Savings and Real-time Messaging at Point-of-Care

Rochester, MI (January 9, 2018) — OptimizeRx Corp. (OTCQB: OPRX), the nation’s leading provider of digital health messaging, has expanded its partnership with Allscripts Healthcare (NASDAQ:MDRX) which now includes a variety of real-time messaging to Allscripts ambulatory platforms. The agreement includes financial, informational, and clinical messaging delivered at the point-of-care through Allscripts ePrescribe™, Allscripts Professional EHR™ and Allscripts TouchWorks® EHR solutions.

“Our goal at OptimizeRx is to help make medications more affordable, encourage greater adherence, and provide important clinical information,” commented Miriam Paramore, president of OptimizeRx. “Supported by our pharma partners, OptimizeRx and Allscripts continue to empower healthcare providers to make better decisions and deliver better, more affordable care for healthier patients, populations and communities.”

Allscripts’ industry leading electronic health record (EHR) and ePrescribing (eRx) network totals more than 180,000 physicians across 45,000 ambulatory facilities, 2,500 hospitals and 17,000 post-acute organizations. In 2017, Allscripts achieved an industry-leading milestone of one billion data exchange transactions through its platform – the most in a single year.

OptimizeRx’s growing EHR and eRx network now reaches more than 500,000 healthcare providers (HCPs) in the U.S., making it the healthcare industry’s largest point-of-prescribe network. It delivers real-time access to financial assistance, education, and critical clinical information from pharma companies to HCPs.

“Our long-running relationship with Allscripts, a recognized global leader in healthcare information technology, reflects the unmatched value proposition we offer to our EHR and pharma manufacturer partners,” said William Febbo, CEO of OptimizeRx. “Allscripts’ continued innovation around real-time messaging on its network helps sets the stage for stronger revenue growth and pharma partner relationships in the New Year.”

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About OptimizeRx

OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharma companies to communicate with healthcare providers. The company’s cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education, and critical clinical information. The company’s network is comprised of leading EHR platforms like Allscripts, Amazing Charts and Quest, and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ’seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact:

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

OptimizeRx Investor Relations:

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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